                            CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement of our report dated February 16, 2001 relating to the financial statements of Emissions Testing, Inc. and the combined financial statements of Lake Holdings, LLC and R.V. Evans Enterprises, Inc. and to the reference to our Firm under the caption EXPERTS in the Prospectus.


                                                   BENNETT THRASHER PC

Atlanta, Georgia
March 7, 2001